CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274185 on Form S-6 of our report dated October 19, 2023, relating to the financial statement of FT 11015, comprising ETF Growth and Income Oct. '23 (ETF Growth and Income Portfolio, October 2023 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 19, 2023